UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/06/2010

Discovery Communications, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34177

Delaware	35-2333914
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Discovery Place
Silver Spring, Maryland 20910
(Address of principal executive offices, including zip code)

240-662-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On August 6, 2010, Discovery Communications, LLC ("DCL"), a wholly owned subsidiary of Discovery Communications, Inc. (the "Company"), Harpo, Inc. and Oprah Winfrey entered into an amendment to their joint venture agreement governing OWN: The Oprah Winfrey Network ("OWN"). As part of the amendment, Ms. Winfrey has agreed to increase her on-air commitment to OWN, including hosting or starring in a show to air on OWN and DCL has agreed to increase its funding commitment to OWN from $100 million to $189 million, which funding will be in the form of a revolving loan from DCL and/or debt financing from a third party lender to OWN. The joint venture was granted the right to pursue the distribution of OWN in the United Kingdom and Canada. The parties also agreed that OWN will launch on or before January 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Communications, Inc.

Date: August 12, 2010	By:	/s/ Joseph A. LaSala, Jr.
Joseph A. LaSala, Jr.
Senior Executive Vice President, General Counsel and Secretary